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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Aphria Inc. of our report dated July 28, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which is filed as an exhibit to Aphria Inc.'s Annual Report on Form 40-F for the year ended May 31, 2020. We also consent to the reference to us under the heading, "Interests of Experts" in the Preliminary Short Form Base Shelf Prospectus which forms part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

November 19, 2020

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  Exhibit 5.1